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                                                                Exhibit 21.3

      Subsidiaries of ITT Corporation


      ENTITY                                              PLACE OF ORGANIZATION
      ------                                              ---------------------
      2660 Woodley Road Joint Venture                     Delaware
      357, Inc.                                           Nevada
      47 Redevelopment
      520 Canal Street                                    Louisiana
      Aegean Management Corporation                       Nevada
      Aerhotel SPA                                        Italy
      Alexandria Suites Investment Limited Partnership    Virginia
      Alphaventure Music Publishing Corp.
      Amar Hotel Investment Corporation, N.V.             Netherlands Antilles
      Aronimink Corporation                               Nevada
      Asian Financial Syndicate, Inc.                     New Jersey
      Atlantic HMO, Inc.                                  New Jersey
      Barton, Ltd.                                        Fiji
      Baumgartner Company                                 Nevada
      Betaventure Music Publishing Corp.
      Blue Marble Company
      Boardwalk Regency Corporation                       New Jersey
      Brookdale Resorts, Inc.                             Pennsylvania
      Caesars New Jersey, Inc.                            New Jersey
      Caesars Palace Corporation                          Nevada
      Caesars Palace, Inc.                                Nevada
      Caesars Palace, Ltd.                                Nevada
      Caesars Palace Realty Corporation                   Nevada
      Caesars Palace Sports Promotions, Inc.              Nevada
      Caesars World Business Services Corporation         Nevada
      Caesars World Entertainment, Inc.                   California
      Caesars World Finance Corporation                   Delaware
      Caesars World Gaming Development Corporation        Nevada
      Caesars World, Inc.                                 Nevada
      Caesars World, Inc.                                 Delaware
      Caesars World Marketing Corporation                 New Jersey
      Caesars World Merchandising, Inc.                   Nevada
      California Clearing Corporation                     California
      Centre City International Hotel Pty. Ltd.
      Chicago Sheraton Corporation                        Illinois
      Ciga S.P.A. Holding                                 Italy
      Companhia Palmares Hotels E. Turismo                Brazil
      Concord International Mauritius Limited
      Consolidated Hotel Limited                          Hong Kong
      Cove Haven, Inc.                                    Pennsylvania
      CS&M Associates                                     Louisiana
      CWI Terminal Corporation                            Nevada
      Desert Inn Improvement Company                      Nevada
      Desert Palace, Inc.                                 Nevada
      Destination Services of Scottsdale, Inc.            Delaware
      Dubbo, Ltd.                                         Fiji
      El Conquistador Hotel Associates                    Arizona
      Elk Grove Suites, Inc.                              Delaware
      Florida M. Corporation                              Nevada
      General Fiduciary Corporation                       Massachusetts
      Global Connections, Inc.                            Delaware
      Granton Inter-Heritage SDN BHD                      British Virgin Island
      Granton International, Ltd.                         British Virgin Islands
      Harbor-Cal S.C.                                     California
      Hartford Center Hotel Partnership                   Connecticut
      Hotel Atlantis A.G.                                 Greece
      Hoteles Sheraton de Argentina S.A.C.                Argentina
      Hoteles Sheraton del Peru S.A.                      Peru
      Hoteles Sheraton S.A. de C.V.                       Mexico
      Hotels Sheraton de Portugal, SARL                   Portugal
      Hudson Sheraton LLC                                 Delaware
      Indo-Pacific Sheraton Ltd.                          Hong Kong
      ITT Broadcasting Corp.                              Delaware
      ITT Eden Corporation
        (owned by ITT Sheraton Corporation)
      ITT Educational Services, Inc.                      Delaware
      ITT Flight Operations, Inc.                         Pennsylvania
      ITT Industries Belgium, S.A.                        Belgium
      ITT Information Services, Inc.                      Delaware
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
      ITT MSG, Inc.                                                 Delaware
      ITT Sheraton Canada Ltd.                                      Canada
      ITT Sheraton Corporation                                      Delaware
      ITT Sheraton International Ltd.                               Hong Kong
      ITT Sheraton Reservations Corporation                         Delaware
      ITT Sheraton Singapore Pte. Ltd.                              Singapore
      Keiyo Resort Development Co. Ltd.                             Japan
      Key West Beach Suites L.P.                                    Delaware
      LA Airport Hotel Venture
      Leisure Themes Corporation                                    New Jersey
      Manhattan Sheraton Corporation                                New York
      Marceau Investissement                                        France
      Martial Development Corp.                                     New Jersey
      MH Limited                                                    United Kingdom
      ML Hotel Investors LP                                         Hawaii
      Operadora Interamericana de Hoteles S.A. de C.V.              Mexico
      Operadora Sheraton S.A. de C.V.                               Mexico
      Paradise Stream, Inc.                                         Pennsylvania
      Pocono Palace, Inc.                                           Pennsylvania
      Port de Plaisance Hotel Management N.V.                       Netherlands Antilles
      Radio Corporation of Cuba                                     Cuba
      Rimtech Corporation                                           Nevada
      Roman Entertainment Corporation of Indiana                    Indiana
      Roman Entertainment Corporation of Texas                      Texas
      Roman Holding Corporation of Indiana                          Indiana
      Romantic Advertising, Inc.                                    Pennsylvania
      Romantic Tours, Inc.                                          Pennsylvania
      San Diego Sheraton Corporation                                Delaware
      San Fernando Sheraton Corporation                             Delaware
      Seattle Union Street Associates                               Washington
      Sheraton (Bermuda) Limited                                    Bermuda
      Sheraton 45 Park Corporation                                  Delaware
      Sheraton Acceptance Trust
      Sheraton Arizona Corporation                                  Delaware
      Sheraton Asia-Pacific Corporation                             Delaware
      Sheraton Bal Harbour Associates Joint Venture                 Florida
      Sheraton Bal Harbour Associates Ltd.                          Florida
      Sheraton Beijing Corp.                                        Delaware
      Sheraton Blackstone Corporation                               Delaware
      Sheraton Boston Corporation                                   Massachusetts
      Sheraton Building Corporation
      Sheraton California Corporation                               Delaware
      Sheraton Camelback Corporation                                Delaware
      Sheraton Caribbean Corporation (Netherlands Antilles) N.V.
      Sheraton Carson Corporation

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      Sheraton Colorado Corporation
      Sheraton Copenhagen Corporation                      Delaware
      Sheraton Corner Enterprises Corporation              Nevada
      Sheraton Crescent Corporation                        Delaware
      Sheraton Dallas Corporation                          Delaware
      Sheraton de Venezuela C.A.                           Venezuela
      Sheraton Desert Inn Corporation                      Nevada
      Sheraton Employees Public Interest Corporation
      Sheraton Florida Corporation                         Delaware
      Sheraton Gaming (Peru) Inc.                          Delaware
      Sheraton Gaming Corporation                          Nevada
      Sheraton Gateway Suites Investment, L.P.             Delaware
      Sheraton Gateway Suites O'Hare, Investment LP
      Sheraton Harbor Island Corporation                   Delaware
      Sheraton Hartford Corporation                        Connecticut
      Sheraton Hawaii Hotels Corporation                   Hawaii
      Sheraton Hawaii Management Corporation               Delaware
      Sheraton Hellas E.P.E.
      Sheraton Hotel (Namibia) (Proprietary) Limited
      Sheraton Hotels (Ireland) Ltd.
      Sheraton Hotels (Italia) SRL                         Italy
      Sheraton Hotels (Proprietary) Limited
      Sheraton Hotels (UK) Plc                             United Kingdom
      Sheraton Hotels and Inns Limited
      Sheraton Houston Corporation                         Delaware
      Sheraton Inter-Americas, Ltd.                        Delaware
      Sheraton Intercontinental Limited                    Bahamas
      Sheraton International (Jamaica) Limited
      Sheraton International de Paraguay S.A.
      Sheraton International De Mexico, Inc.               Delaware
      Sheraton International Gesellschaft cmbH             Austria
      Sheraton International, Inc.                         Delaware
      Sheraton Key West, Inc.                              Delaware
      Sheraton Management Company Limited                  Bahamas
      Sheraton Management Corporation                      Delaware
      Sheraton Management GMBh                             Germany
      Sheraton Marketing Corporation                       Delaware
      Sheraton Miami Corporation                           Delaware
      Sheraton Middle East Management Corporation          Delaware
      Sheraton New Jersey Corporation                      New Jersey
      Sheraton New York Corporation                        New York
      Sheraton O'Hare Corporation                          Delaware
      Sheraton On the Park, Pty. Ltd.                      Australia
      Sheraton Operating Corporation                       Delaware
      Sheraton Orlando Corporation                         Delaware
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      Sheraton Overseas Company, Ltd.                      Bahamas
      Sheraton Overseas Management Corporation             Delaware
      Sheraton Overseas Technical Services Corporation     Delaware
      Sheraton Pacific Hotels Pty. Ltd.                    Australia
      Sheraton Paris, Inc.                                 Delaware
      Sheraton Paris Investment Limited Partnership        Bermuda
      Sheraton Peachtree Corporation                       Delaware
      Sheraton Phillippines Corporation                    Phillippines
      Sheraton Phillippines, Inc.
      Sheraton Phoenician Corporation                      Delaware
      Sheraton Pittsburgh Corporation                      Delaware
      Sheraton Roissy SA                                   France
      Sheraton Rosemont Corporation
      Sheraton Royal Orchid Co. Ltd.                       Thailand
      Sheraton Savannah Corporation                        Delaware
      Sheraton Services Corporation                        Delaware
      Sheraton Steamboat Corporation                       Delaware
      Sheraton Suites, Inc.                                Delaware
      Sheraton Suites Investment LP                        Delaware
      Sheraton Texas Corporation                           Delaware
      Sheraton Tunica Corporation                          Delaware
      Sheraton Vermont Corporation                         Vermont
      Sheraton Warsaw Corporation                          Delaware
      Sheraton Warsaw Hotel S.P.Z.O.O.                     Poland
      Ski Time Square Enterprises                          Colorado
      Sociedad Immobiliara San Cristobal S.A.              Chile
      South Carolina Sheraton Corporation                  Delaware
      St. Regis Hotel Joint Venture                        New York
      St. Regis Sheraton Corporation                       New York
      Suites Management, Inc.                              Delaware
      Tegelbacken Investment, A.B.                         Sweden
      Tele-Info, Inc.                                      Nevada
      Telemontage, Inc.
      The Hotel Clearing Corporation
      The Hotel Source Asia-Pacific Ltd.
      Torrey Pines Hotel Associates                        California
      Tulsa Hotel Management Corporation
      Turistica Tabasco S.A. de C.V.
      Washington Sheraton Corp.                            Delaware
      WD Investments LLC                                   Delaware
      WD Parent Corporation                                Delaware
      Westwood Hotel Venture                               Florida
      Wharfside One Partnership                            California
      Worldwide Franchise Systems, Inc.                    Delaware